EXHIBIT 10.2

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Credit Agreement (this "Amendment") is entered into this 7th day of May, 2014, by and among Perficient, Inc., a Delaware corporation ("Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (as defined below) ("Lenders") and Silicon Valley Bank, as Lead Arranger, Book Manager, Swingline Lender, and as Administrative Agent for the Lenders ("Administrative Agent").  Capitalized terms used herein without definition shall have the same meanings given them in the Credit Agreement (as defined below).
Recitals
A.            Whereas, Borrower, Lenders and Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2013 (as may be further amended, restated, or otherwise modified, the "Credit Agreement"), pursuant to which Lenders agreed to extend certain credit facilities to Borrower;
B.            Whereas, Borrower has informed Lenders and Administrative Agent that it desires to increase the Revolving Commitment by $15,000,000 pursuant to Section 2.21 of the Credit Agreement; and
C.            Whereas, Lenders and Administrative Agent have agreed to make the increase available, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
            Now, Therefore, in consideration of the foregoing  recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
Agreement
  1.                  Amendment to Credit Agreement. Schedule 1.1(a) (Commitments) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.1(a) attached hereto.

  2.                  Fee.  Borrower agrees to pay to Administrative Agent, for the account of Lenders pro rata according to their Revolving Commitments, an upfront fee of $45,000, which is equal to 0.30% of the $15,000,000 Increase, and is due and payable in full on the Increase Effective Date.  On the Increase Effective Date, the good faith nonrefundable deposit previously received from Borrower shall be applied to such upfront fee.

  3.                  Limitation of Amendment.

3.1  The amendments set forth in Section 1 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Documents, (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof, or (c) otherwise prejudice any right or remedy which Lenders and Administrative Agent may now have or may have in the future under or in connection with any Loan Document.

3.2  This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and other Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

  4.                 Representations and Warranties.  To induce Lenders and Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to Lenders and Administrative Agent as follows:

4.1  Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete as of such date), and (b) no Event of Default has occurred and is continuing;

4.2  Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

4.3  The organizational documents of Borrower delivered to Lenders and Administrative Agent on the Closing Date pursuant to Section 5.1(d) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.5  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made;

4.6  This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights; and

4.7  As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that Lenders and Administrative Agent have acted in good faith and have conducted in a commercially reasonable manner each of their relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lenders and Administrative Agent are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
  5.                  Effectiveness.  This Amendment shall be deemed effective upon the satisfaction of the following conditions precedent, such date being the "Increase Effective Date":
5.1  Amendment to Credit Agreement.  Each Loan Party and Administrative Agent shall have duly executed and delivered this Amendment to Administrative Agent.
5.2  Expenses.  Borrower shall have paid all expenses (including all reasonable attorneys' fees and reasonable expenses), as described in Section 10.5 of the Credit Agreement, incurred and invoiced through the date of this Amendment.
     6.              Funding of Increase.  Notwithstanding anything to the contrary contained in Section 2.2 of the Credit Agreement, the initial advance of all or any portion of the Increase, whether an ABR Loan or a Eurodollar Loan, shall be made five (5) Business Days following Administrative Agent's receipt of an irrevocable Notice of Funding, which may be given to the Administrative Agent prior to the Increase Effective Date with an appropriate funding indemnity in favor of Administrative Agent.  Such initial advance is an extension of credit subject to Section 5.2 of the Credit Agreement.
     7.        Integration.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Administrative Agent with respect to each Loan Party shall remain in full force and effect.

     8.        Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.
     9.        Governing Law; Venue.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER
PERFICIENT, INC.
By: /s/ Paul E, Martin ______________
Name: Paul E, Martin
Title: CFO

GUARANTORS
BOLDTECH INTERNATIONAL, LLC

                                                                                                By:  Perficient, Inc.
Its:  Sole Member

By: /s/ Paul E, Martin
Name: Paul E. Martin
                                                                                                                                                Title: CFO

                                                                                                 TRITEK SOLUTIONS, INC.

                                                                                                By:  /s/ Paul E. Martin
                                                                                                Name:   Paul E. Martin
                                                                                                Title: CFO

FORWARDTHINK GROUP INC.

                                                                                                 By: /s/ Paul E. Martin
                                                                                                 Name: Paul E. Martin
                                                                                                 Title: CFO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
ADMINISTRATIVE AGENT:
SILICON VALLEY BANK

By: /s/ Jennie T. Bartlett
Name: Jennie T. Bartlett
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:

SILICON VALLEY BANK
 as Issuing Lender and as a Lender
By: /s/ Jennie T. Bartlett
Name: Jennie T. Bartlett
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:
BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Andrew L. Massaro
Name: Andrew L. Massaro
Title: Assistant Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
LENDER:
U.S. BANK, N.A.,
 as a Lender
By: /s/ Jacquelyn S. Rocchio
Name: Jacquelyn S. Rocchio
Title: Senior Vice President

SCHEDULE 1.1A
COMMITMENTS
 AND AGGREGATE EXPOSURE PERCENTAGES
REVOLVING COMMITMENTS
Lender	Revolving Commitment	Revolving Percentage
Silicon Valley Bank	$36,000,000	40%
Bank of America, N.A.	$27,000,000	30%
U.S. Bank, N.A.	$27,000,000	30%

L/C COMMITMENT
Lender	L/C Commitment	L/C Percentage
Silicon Valley Bank	$5,000,000	100%

SWINGLINE COMMITMENT
Lender	Swingline Commitment	Swingline Percentage
Silicon Valley Bank	$10,000,000	100%